SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2010

SPICY PICKLE FRANCHISING, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-53000 (Commission File Number)	38-3750924 (IRS Employer Identification No.)

90 Madison Street, Suite 700, Denver, Colorado 80206
 (Address of principal executive offices)          (Zip Code)

(303) 297-1902
Registrant’s telephone number, including area code

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 30, 2010, Marc Geman resigned as the President and a director of the registrant.

The registrant had previously granted Mr. Geman 2,000,000 shares of the registrant’s common stock in consideration for his agreement to reduce his salary beginning May 1, 2010. Mr. Geman agreed to relinquish 1,000,000 of these shares.  The registrant is paying Mr. Geman a severance payment of $50,000 and has agreed that Mr. Geman may retain all of his stock options.

In addition, on May 5, 2010, Anthony Walker resigned as a director of the registrant.  Mr. Walker will continue to serve as the registrant’s Chief Operating Officer.

Item 9.01    Financial Statements and Exhibits

Regulation S-K Number	Document

99.1	Press release dated May 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPICY PICKLE FRANCHISING, INC.

May 6, 2010	By: /s/ Arnold Tinter
Arnold Tinter Chief Financial Officer

EXHIBIT INDEX

Regulation S-K Number	Document

99.1	Press release dated May 6, 2010